UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 14, 2015

Hemis Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-135946	20-2749916
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

433 N. Camden Drive

Beverly Hills, CA 90210

(Address of Principal Executive Officers)

Registrant's telephone number, including area code:   310 881-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation

On September 1, 2015, Hemis Corporation ( the "Company") file a Certificate of Amendment with the Nevada Secretary of State ( the "Nevada SOS") whereby it amended its Articles of Incorporation to change the name of the Company to Modern Cinema Group, Inc. and decreased all issued and outstanding shares of common stock by a ratio of two hundred fifty to one ( 250:1) without decreasing the authorized number of shares of common stock from four hundred fifty million (450,000,000) authorized shares of common stock. The Company's Board of Directors approved this amendment on September 1, 2015 and shareholders holding 78.6% of the Company's issued and outstanding shares approved this amendment via written consent.

On September 1, 2015, the Company filed an Issuer Company-Related Action Notification form with FINRA requesting that the aforementioned reverse split and name change be effected in the market. The Company also requested that its ticker symbol be changed to "MOCI"

On September 11, 2015, FINRA effected the Company's name change and reverse split. As a result, the company's ticker symbol has been changed to "HMSOD". After twenty (20) business days, the ticker symbol will be changed to "MOCI".

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned Chairman hereunto duly authorized.

Date: September 14, 2015	Hemis Corporation

/s/ Ross Cooper
ROSS COOPER Chairman